Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:	CardioNet, Inc.
Heather C. Getz
Investor Relations
800-908-7103
investorrelations@cardionet.com

CARDIONET, INC. TO ACQUIRE CARDIOCORE LAB, INC. FOR $23.5 MILLION

Conshohocken, PA – (BUSINESS WIRE) – August 6, 2012 – CardioNet, Inc. (NASDAQ:BEAT), a leading wireless medical technology company with an initial focus on the diagnosis and monitoring of cardiac arrhythmias, announced today that it has entered into a definitive merger agreement with cardioCORE Lab, Inc., a leading centralized cardiac testing laboratory with locations near Washington, D.C., San Francisco, CA and London, UK.

The total consideration to be paid by CardioNet will be $23.5 million.  At its option, CardioNet may pay up to $3.5 million of the total consideration in the form of common stock.  The transaction, subject to customary closing conditions, is expected to close in the third quarter of 2012.

Joseph Capper, President and Chief Executive Officer of CardioNet, commented: “The acquisition of cardioCORE is an important step toward achieving our previously announced strategic objectives.  We are now in an excellent position to leverage our current technology and monitoring infrastructure into a large and growing adjacent market.  Additionally, this acquisition goes a long way in mitigating some of our revenue concentration and reimbursement risk. We are truly becoming a full-service cardiac monitoring company.”

Jennifer Cotteleer, President and Chief Executive Officer of cardioCORE, commented: “We are looking forward to joining forces with CardioNet to continue the development of products and services that support excellence in cardiac monitoring for clinical research and patient care.   The combined strength of the companies creates the platform to produce ongoing innovation in support of this goal.”

cardioCORE is expected to generate $19.0 to $20.0 million in revenue and $3.5 to $4.0 million in EBITDA for the full year 2012.  CardioNet will provide additional information regarding the expected financial impact of the transaction on its second half results during its earnings conference call scheduled for August 8, 2012.

About CardioNet

CardioNet is a leading provider of ambulatory, continuous, real-time outpatient management solutions for monitoring relevant and timely clinical information regarding an individual’s health.  CardioNet’s initial efforts are focused on the diagnosis and monitoring of cardiac arrhythmias, or heart rhythm disorders, with a solution that it markets as Mobile Cardiac Outpatient TelemetryTM (MCOTTM). More information can be found at http://www.cardionet.com.

About cardioCORE

cardioCORE has provided superior centralized cardiac testing services to the pharmaceutical industry for 18 years.  Services include centralized electrocardiography (ECG), Holter monitoring, ambulatory blood pressure monitoring (ABPM), echocardiography (ECHO), multigated acquisition scans (MUGA), protocol development, and statistical analysis.  The Company is experienced in cardiac safety and efficacy testing in Phase I-IV and Thorough QT clinical trials.  These services are supported by the company’s advanced data management system featuring the proprietary HolterGateway™ and CardioPortal™.  cardioCORE is headquartered in Rockville, Maryland, with offices in South San Francisco, California and London, England. www.cardiocore.com

Forward-Looking Statements

This document includes certain forward-looking statements within the meaning of the “Safe Harbor” provisions of the Private Securities Litigation Reform Act of 1995 regarding, among other things, our growth prospects, the prospects for our products and our confidence in the Company’s future. These statements may be identified by words such as “expect,” “may,” “anticipate,” “possible,” “estimate,” “potential,” “intend,” “plan,” “believe,” “forecast,” “promises” and other words and terms of similar meaning. Such forward-looking statements are based on current expectations and involve inherent risks and uncertainties, including important factors that could delay, divert, or change any of them, and could cause actual outcomes and results to differ materially from current expectations. These factors include, among other things, the effect of the cardioCORE acquisition on our business operations and successful integration into our business,financial results, effectiveness of our efforts to address operational initiatives, including cost savings initiatives that affect our business, changes to insurance coverage, relationships with our government and commercial payors and reimbursement levels for our products, the success of our sales and marketing initiatives, our ability to attract and retain talented executive management and sales personnel, our ability to identify acquisition candidates, acquire them on attractive terms and integrate their operations into our business, the commercialization of new products, market factors, internal research and development initiatives, partnered research and development initiatives, competitive product development, changes in governmental regulations and legislation, the continued consolidation of payors, acceptance of our new products and services and patent protection, adverse regulatory action and litigation success. For further details and a discussion of these and other risks and uncertainties, please see our public filings with the Securities and Exchange Commission, including our latest periodic reports on Form 10-K and 10-Q. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise.